Exhibit 99.1
MEDIAALPHA ANNOUNCES SECOND QUARTER 2025
FINANCIAL RESULTS
Second Quarter Revenue Growth of 41% and Transaction Value Growth of 49%;
Record Transaction Value of $435 million in Property & Casualty Vertical

Second Quarter Net Loss of $(22.5) million; Adjusted EBITDA(1)of $24.5 million

Los Angeles, CA (August 6, 2025) – MediaAlpha, Inc. (NYSE: MAX) ("MediaAlpha" or the "Company"), today announced its financial results for the second quarter ended June 30, 2025.

“We delivered record second quarter results, led by 71% year-over-year Transaction Value growth in our Property & Casualty (P&C) insurance vertical, driven by sustained demand from leading carriers and a growing partner base,” said Steve Yi, CEO of MediaAlpha. “As announced separately today, we have fully resolved the FTC inquiry. With the FTC matter fully behind us and P&C delivering strong growth, we are poised for continued momentum for the remainder of 2025 and beyond.”
Second Quarter 2025 Financial Results
•Revenue of $251.6 million, an increase of 41% year over year;
•Transaction Value of $480.8 million, an increase of 49% year over year;
◦Transaction Value from Property & Casualty up 71% year over year to $435 million
◦Transaction Value from Health down 32% year over year to $37 million
•Gross margin of 15.0%, compared with 17.8% in the second quarter of 2024;
•Contribution Margin(1) of 15.8%, compared with 18.9% in the second quarter of 2024;
•Net loss was $(22.5) million, compared with a net income of $4.4 million in the second quarter of 2024; and
•Adjusted EBITDA(1) was $24.5 million, compared with $18.7 million in the second quarter of 2024.
•Additionally, the Company reached an agreement regarding a settlement with the FTC and has recorded an additional $33.0 million reserve related to this matter in accordance with U.S. GAAP, bringing the total reserve to $45.0 million as of June 30, 2025.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
Our guidance for the third quarter of 2025 reflects a strengthening of the trends in customer acquisition spending that we have seen in the first half of the year in our P&C insurance vertical. We expect Transaction Value in our P&C insurance vertical to grow approximately 35% year over year in the third quarter, driven by strong carrier growth investment and profitability, along with continued share gain. We expect third quarter Transaction Value in our Health insurance vertical, which includes both Medicare and under-65 health, to decline 40% to 45% year over year. On a year-over-year basis, we expect third quarter under-65 Transaction Value and Contribution to decline by approximately $21 million (54%) and $4 million (77%), respectively.
We expect Adjusted EBITDA to grow at a slower rate than Transaction Value and revenue during the third quarter due to a year-over-year decrease in Contribution as a percentage of Transaction Value driven primarily by a decline in under-65 health, which historically operated at higher margins.
For the third quarter of 2025, MediaAlpha currently expects the following:
•Transaction Value between $545 million - $570 million, representing a 23% year-over-year increase at the midpoint of the guidance range;
•Revenue between $270 million - $290 million, representing a 8% year-over-year increase at the midpoint of the guidance range;
•Adjusted EBITDA between $25.5 million - $27.5 million, representing a 1% year-over-year increase at the midpoint of the guidance range, including a $4 million year-over-year decline in Contribution from under-65. We are projecting Contribution less Adjusted EBITDA to be approximately $1 million higher than in Q2 2025.
With respect to the Company’s projections of Adjusted EBITDA and Contribution under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss), or of Contribution to gross profit, because the Company is unable to predict with reasonable certainty the reconciling items that may affect the corresponding GAAP measures without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's second quarter 2025 results and its financial outlook for the third quarter of 2025 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (800) 715-9871 or (646) 307-1963, with passcode 8453843. An audio replay of the conference call will be available following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.
The Company has also posted a letter to shareholders on its investor relations website. MediaAlpha has used, and intends to continue to use, its investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our expectation that with the FTC matter behind us and our P&C insurance vertical delivering strong growth, we are poised for continued momentum for the remainder of 2025 and beyond; and our financial outlook for the third quarter of 2025. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on February 24, 2025 and the Forms 10-Q filed on April 30, 2025 and to be filed on August 6, 2025. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

About MediaAlpha
We believe we are the insurance industry’s leading programmatic customer acquisition platform. With more than 1,200 active partners, excluding our agent partners, we connect insurance carriers with online shoppers and generated nearly 119 million Consumer Referrals in 2024. Our programmatic advertising technology over the last twelve months powered $1.9 billion in spend on brand, comparison, and metasearch sites across property & casualty insurance, health insurance, life insurance, and other industries. For more information, please visit www.mediaalpha.com.
Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited; in thousands, except share data and per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$85,381	$43,266
Accounts receivable, net of allowance for credit losses of $729 and $1,005, respectively	102,776	142,932
Prepaid expenses and other current assets	4,317	3,711
Total current assets	192,474	189,909
Intangible assets, net	4,613	19,985
Goodwill	47,739	47,739
Other assets	4,592	4,814
Total assets	$249,418	$262,447
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$75,838	$105,563
Accrued expenses	63,980	18,542
Current portion of long-term debt	8,869	8,849
Total current liabilities	148,687	132,954
Long-term debt, net of current portion	149,154	153,596
Liabilities under tax receivables agreement, net of current portion	—	7,006
Other long-term liabilities	8,534	15,123
Total liabilities	$306,375	$308,679
Commitments and contingencies
Stockholders' deficit
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 56.4 million and 55.5 million shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	564	555
Class B common stock, $0.01 par value - 100 million shares authorized; 11.6 million and 11.6 million shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	116	116
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	522,169	507,640
Accumulated deficit	(526,623)	(505,933)
Total stockholders' (deficit) equity attributable to MediaAlpha, Inc.	$(3,774)	$2,378
Non-controlling interests	(53,183)	(48,610)
Total stockholders' deficit	$(56,957)	$(46,232)
Total liabilities and stockholders' deficit	$249,418	$262,447

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share data and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$251,622	$178,274	$515,931	$304,923
Costs and operating expenses
Cost of revenue	213,935	146,589	436,605	249,558
Sales and marketing	5,228	6,316	10,854	12,112
Product development	5,353	5,052	10,239	9,415
General and administrative	47,148	13,824	64,743	24,973
Write-off of intangible assets	—	—	13,416	—
Total costs and operating expenses	271,664	171,781	535,857	296,058
(Loss) income from operations	(20,042)	6,493	(19,926)	8,865
Other (income), net	(695)	(1,808)	(1,151)	(1,817)
Interest expense	2,870	3,751	5,825	7,596
Total other expense, net	2,175	1,943	4,674	5,779
(Loss) income before income taxes	(22,217)	4,550	(24,600)	3,086
Income tax expense	316	130	267	157
Net (loss) income	$(22,533)	$4,420	$(24,867)	$2,929
Net (loss) income attributable to non-controlling interest	(3,791)	800	(4,177)	422
Net (loss) income attributable to MediaAlpha, Inc.	$(18,742)	$3,620	$(20,690)	$2,507
Net (loss) income per share of Class A common stock
-Basic	$(0.33)	$0.07	$(0.37)	$0.05
-Diluted	$(0.33)	$0.07	$(0.37)	$0.04
Weighted average shares of Class A common stock outstanding
-Basic	56,141,117	53,367,896	55,888,125	50,971,172
-Diluted	56,141,117	53,367,896	55,888,125	65,868,384

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net (loss) income	$(24,867)	$2,929
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity-based compensation expense	15,136	17,855
Non-cash lease expense	456	395
Depreciation expense on property and equipment	130	126
Amortization of intangible assets	1,956	3,218
Amortization of deferred debt issuance costs	359	380
Write-off of intangible assets	13,416	—
Credit losses	(192)	147
Tax receivables agreement liability related adjustments	79	—
Changes in operating assets and liabilities:
Accounts receivable	40,348	(37,070)
Prepaid expenses and other current assets	(637)	159
Other assets	250	249
Accounts payable	(29,725)	34,325
Accrued expenses	32,714	574
Net cash provided by operating activities	$49,423	$23,287
Cash flows from investing activities
Purchases of property and equipment	(232)	(164)
Net cash (used in) investing activities	$(232)	$(164)
Cash flows from financing activities
Payments made for / proceeds received from:
Repayments on long-term debt	(4,750)	(7,797)
Contributions from QLH’s members	391	756
Distributions to non-controlling interests	(787)	(1,017)
Shares withheld for taxes on vesting of restricted stock units	(1,930)	(3,677)
Net cash (used in) financing activities	$(7,076)	$(11,735)
Net increase in cash and cash equivalents	42,115	11,388
Cash and cash equivalents, beginning of period	43,266	17,271
Cash and cash equivalents, end of period	$85,381	$28,659

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is an operating metric not presented in accordance with GAAP, and is a driver of revenue based on the economic relationships we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, revenue recognized represents the fees paid by our Demand Partners for Consumer Referrals sold and is equal to the Transaction Value and revenue share payments to our Supply Partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the Demand Partner or Supply Partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.
The following table presents Transaction Value by platform model for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2025	2024	2025	2024
Open Marketplace transactions	$245,280	$171,504	$503,699	$293,933
Percentage of total Transaction Value	51.0%	53.3%	52.8%	54.3%
Private Marketplace transactions	235,499	150,306	450,181	246,983
Percentage of total Transaction Value	49.0%	46.7%	47.2%	45.7%
Total Transaction Value	$480,779	$321,810	$953,880	$540,916

The following table presents Transaction Value by vertical for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2025	2024	2025	2024
Property & Casualty insurance	$435,351	$254,576	$842,198	$390,070
Percentage of total Transaction Value	90.6%	79.1%	88.3%	72.1%
Health insurance	37,413	55,278	95,092	124,365
Percentage of total Transaction Value	7.8%	17.2%	10.0%	23.0%
Life insurance	6,819	7,886	13,775	18,123
Percentage of total Transaction Value	1.4%	2.5%	1.4%	3.4%
Other(1)	1,196	4,070	2,815	8,358
Percentage of total Transaction Value	0.2%	1.2%	0.3%	1.5%
Total Transaction Value	$480,779	$321,810	$953,880	$540,916
(1)Our other verticals include Travel and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our Supply Partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our Supply Partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Revenue	$251,622	$178,274	$515,931	$304,923
Less cost of revenue	(213,935)	(146,589)	(436,605)	(249,558)
Gross profit	$37,687	$31,685	$79,326	$55,365
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	277	392	571	2,249
Salaries, wages, and related	785	659	1,601	1,567
Internet and hosting	200	126	371	257
Other expenses	165	166	367	369
Depreciation	6	5	12	10
Other services	528	631	1,240	1,459
Merchant-related fees	188	78	330	142
Contribution	$39,836	$33,742	$83,818	$61,418
Gross margin	15.0%	17.8%	15.4%	18.2%
Contribution Margin	15.8%	18.9%	16.2%	20.1%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income (loss) excluding interest expense, income tax expense (benefit), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax expense (benefit), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider to be useful to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net (loss) income	$(22,533)	$4,420	$(24,867)	$2,929
Equity-based compensation expense	8,112	9,221	15,136	17,855
Interest expense	2,870	3,751	5,825	7,596
Income tax expense	316	130	267	157
Depreciation expense on property and equipment	68	65	130	126
Amortization of intangible assets	512	1,609	1,956	3,218
Transaction expenses(1)	—	559	—	1,217
Write-off of intangible assets(2)	—	—	13,416	—
Contract settlement(3)	—	(1,725)	—	(1,725)
Changes in TRA related liability	79	—	79	—
Changes in Tax Indemnification Receivable	(185)	(1)	(206)	(2)
Legal expenses(4)	35,263	711	42,142	1,788
Adjusted EBITDA	$24,502	$18,740	$53,878	$33,159
(1)Transaction expenses consist of $0.6 million and $1.2 million of legal and accounting fees incurred by us for the three and six months ended June 30, 2024, respectively, in connection with resale registration statements filed with the SEC.
(2)Write-off of intangible assets for the six months ended June 30, 2025 consist of a charge of $13.4 million related to the write-off of customer relationships and trademarks, trade names, and domain names intangible assets acquired as part of the acquisition of Customer Helper Team, LLC.

(3)Contract settlement consists of $1.7 million of income for the three and six months ended June 30, 2024 recorded in connection with a one-time contract termination fee receivable from one of our partners in the Health vertical that ceased operations during the three months ended June 30, 2024.
(4)Legal expenses of $35.3 million and $42.1 million for the three and six months ended June 30, 2025, respectively, consist of increases of $33.0 million and $38.0 million, respectively, to the loss reserve established in connection with the FTC Matter and legal fees and costs incurred in connection with such matter. Legal expenses of $0.7 million and $1.8 million for the three and six months ended June 30, 2024, consist of legal fees and costs incurred in connection with the FTC Matter.